Exhibit 10.14

MONDELĒZ INTERNATIONAL, INC.

AMENDED AND RESTATED 2006 STOCK COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Amended and Restated Effective as of October 1, 2012)

Section 1. Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company’s Non-Employee Directors and the Company’s stockholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a) “Award” means the grant under the Plan (or, to the extent relevant, under any Prior Director Plan) of Common Stock, Restricted Stock, Deferred Stock, Stock Options, or Other Stock-Based Awards.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Human Resources and Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(d) “Common Stock” or “Stock” means Class A Common Stock of the Company.

(e) “Company” means Mondelēz International, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(f) “Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

(g) “Deferred Stock Account” means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with Section 7 of the Plan.

(h) “Deferred Stock Program” means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a) of the Plan.

(i) “Fair Market Value” means, as of any given date, the average between the highest and lowest reported sales prices of the Common Stock on the NASDAQ Global Select Market or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate (i) the Last Sale Price of the Common Stock on the NASDAQ Global Select Market on a given date as Fair Market Value as of such date for any purpose under the Plan and/or (ii) the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan. In the case of Stock Options or similar Other Stock-Based Awards, for purposes of Section 5(a), Fair Market Value means, as of any given date, the Black-Scholes or similar value determined based on the assumptions used for purposes of the Company’s most recent financial reporting.

(j) “Non-Employee Director” means each member of the Board who is not a full-time employee of the Company or of any corporation or other entity in which the Company owns, directly or indirectly, stock or similar interests possessing at least 50% of the total combined voting power of all classes of stock or similar interests entitled to vote in the election of directors in such corporation or other entity.

(k) “Other Stock-Based Award” means an Award, other than Restricted Stock, a Stock Option or Deferred Stock, that is denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

(l) “Restricted Stock” means an Award of Common Stock that is subject to forfeiture in the event that the Non-Employee Director ceases to serve as a Director of the Company prior to the end of the stated restriction period unless he ceases to serve in such capacity as a result of his death or disability.

(m) “Plan” means this Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

(n) “Plan Year” means the period commencing at the opening of business on the day on which the Company’s annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company’s next annual meeting of stockholders is held.

(o) “Prior Director Plan” shall mean the Company’s 2001 Stock Compensation Plan for Non-Employee Directors, and any subplans thereof.

(p) “Stock Option” means a right granted to a Non-Employee Director to purchase a share of Stock at a price equal to the Fair Market Value on the date of grant. Any Stock Options granted pursuant to the Plan shall be nonqualified stock options.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan and appoint such delegates as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

(a) Common Stock Available.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000. If any Stock Option or Other Stock-Based Award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Award shall again be available for distribution in connection with Awards under the Plan. If stock appreciation rights or Other Stock-Based Awards are exercised, the full number of shares of Common Stock with respect to which the Award is measured will nonetheless be deemed distributed for purposes of determining the maximum number of shares remaining available for delivery under the Plan. Similarly, shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an Award shall not be made available for future distribution in connection with Awards under the Plan.

(b) Adjustments for Certain Corporate Transactions.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Committee shall make such adjustments or substitutions with respect to the Plan and any Prior Director Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award amounts set forth in Section 5(a), and (C) to the number and kind of securities subject to outstanding Awards and, if applicable, to the grant or exercise price of outstanding Awards. In connection with any such event, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards, provided that any such payment shall comply with the requirements of Internal Revenue Code section 409A.

(c) Change in Control Provisions.

(i) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined below in 4(c)(ii)):

(A) If and to the extent that outstanding Awards under the Plan (1) are assumed by the successor corporation (or affiliate thereto) or (2) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule that are the same or more favorable to the Non-Employee Directors than the vesting schedule applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 4(c)(i)(D) below.

(B) If and to the extent that outstanding Awards under the Plan are not assumed or replaced in accordance with Section 4(c)(i)(A) above, then upon the Change in Control the following treatment (referred to as “Change in Control Treatment”) shall apply to such Awards: all outstanding Awards shall immediately vest in full and, with respect to Stock Options or similar Other Stock-Based Awards, become immediately exercisable in full.

(C) If and to the extent that outstanding Awards under the Plan are not assumed or replaced in accordance with Section 4(c)(i)(A) above, then in connection with the application of the Change in Control Treatment set forth in Section 4(c)(i)(B) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Non-Employee Director upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the securities of the Company relating to such Awards over the exercise or purchase price (if any) for such Awards.

(D) If and to the extent that (1) outstanding Awards are assumed or replaced in accordance with Section 4(c)(i)(A) above and (2) a Non-Employee Director’s service as a member of the Board ceases for any reason within the one-year period commencing on the Change in Control, then, as of the date of such Non-Employee Director’s cessation, the Change in Control Treatment set forth in Section 4(c)(i)(B) above shall apply to all assumed or replaced Awards of such Non-Employee Director then outstanding.

(E) Outstanding Stock Options and similar Other Stock-Based Awards that are assumed or replaced in accordance with Section 4(c)(i)(A) may be exercised by the Non-Employee Director in accordance with the applicable terms and conditions of such Award as set forth in the applicable award agreement or elsewhere; provided, however, that Stock Options and similar Other Stock-Based Awards that become exercisable in accordance with Section 4(c)(i)(D) may be exercised until the expiration of the original full term of such Stock Option or similar Other Stock-Based Award notwithstanding the other original terms and conditions of such Award.

(F) Except as otherwise specified in an Award agreement, any of the foregoing Change in Control provisions that change the timing of payment of an Award shall not be applicable to an Award subject to Section 409A of the Code. For the avoidance of doubt, the foregoing is applicable to Awards issued before and existing on the date this amendment to the Plan is being made as well as to Awards issued after such date.

(ii) Definition of Change in Control. “Change in Control” means the occurrence of any of the following events:

(A) Acquisition of 20% or more of the outstanding voting securities of the Company by another entity or group; excluding, however, the following:

(1) any acquisition by the Company or any of its affiliates;

(2) any acquisition by an employee benefit plan or related trust sponsored or maintained by the Company or any of its affiliates; or

(3) any acquisition pursuant to a merger or consolidation described in clause (C);

(B) During any consecutive 24-month period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period);

(C) The consummation of a merger or consolidation of the Company with another company, and the Company is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of the Company; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities; or

(D) The consummation of a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity purchasing or acquiring the Company’s assets in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Company.

Section 5. Awards.

(a) Annual Awards.

On the first day of the Plan Year beginning in 2011, each Non-Employee Director serving as such immediately after the annual meeting held on that day shall receive an Award having an aggregate Fair Market Value on the date of grant, as determined by the Committee, of up to $500,000 (with any fractional share being rounded up to the next whole share). Such Award shall be made in the form of Common Stock, Restricted Stock, Deferred Stock, Stock Options, Other Stock-Based Awards, or a combination of the foregoing as the Committee determines in its discretion.

(b) Pro-rata Awards.

If a Non-Employee Director is appointed or elected to the Board other than by the shareholders at an annual meeting, he or she shall promptly after his or her election or appointment receive a pro rata portion of the Award provided for in Section 5(a). Such pro rata Award shall having an aggregate Fair Market Value on the date of grant calculated based on the date the Director begins his or her term and planned date of the next regular annual meeting (with any fractional months being rounded up to the next whole month and any fractional share being rounded up to the next whole share). The Director would be eligible for a full annual Award at the subsequent annual meeting. Such pro rata Award shall be subject to the same terms and conditions as an annual Award. Such pro rata Award shall be made in the form of Common Stock, Restricted Stock, Deferred Stock, Stock Options, Other Stock-Based Awards, or a combination of the foregoing as the Committee determines in its discretion.

(c) Terms of Awards.

(i) Awards of Common Stock, Restricted Stock or Deferred Stock pursuant to Section 5(a) are eligible for participation in the Deferred Stock Program described in Section 7.

(ii) The per share exercise or purchase price for each Stock Option or similar Other Stock-Based Award shall in no event be less than the Fair Market Value of one share of Common Stock on the date of grant. The term of each Stock Option or similar Other Stock-Based Award shall be no more than ten years. Each Stock Option or similar Other Stock-Based Award shall vest in not less than six months (or such longer period set forth in the Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period unless he ceases to serve in such capacity as a result of his death, disability or retirement, in each case as specified in the applicable Award agreement. Except as otherwise specified in an Award agreement, Stock Options or similar Other Stock-Based Awards may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including, to the extent the Committee determines such a procedure to be acceptable, a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value.

Section 6. Award Agreements.

Each Award of Restricted Stock, Deferred Stock, a Stock Option or Other Stock-Based Award under the Plan may be evidenced by a written agreement or other instrument (which need not be signed by the Award recipient unless otherwise specified by the Committee) as may be approved from time to time by the Committee implementing the grant of such Award.

Section 7. Payments and Payment Deferrals.

(a) The Deferred Stock Program shall be administered in accordance with the terms of this Section 7, provided that the Committee may modify the terms of the Deferred Stock Program or may require deferral of the payment of Awards under such rules and procedures as it may establish. Any deferral election shall be made at a time and for such period as shall satisfy the requirements of Internal Revenue Code section 409A(a)(4).

(b) Each participant may elect to participate in a Deferred Stock Program with respect to Awards of Common Stock, Restricted Stock or Deferred Stock granted under Section 5(a). Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the number of shares of Common Stock, Restricted Stock or Deferred Stock that the participant otherwise would have been granted on each date of grant, shall be made no later than the last day of the calendar year immediately preceding the calendar year in which the services entitling the participant to the Award are performed (or in the case of a participant who is first becoming eligible for this Plan and any other plan required to be aggregated with this Plan under Internal Revenue Code section 409A and the regulations and other guidance thereunder, no later than 30 days after the participant first becomes eligible and before the date on which the services entitling the participant to the Award are performed), and shall specify the time and form of distribution of the participant’s Deferred Stock Account in a manner complying with Internal Revenue Code sections 409A(a)(2) and (3). Any such election (including an existing election to participate in the Deferred Stock Program under the Prior Director Plan) shall remain in effect for purposes of the Plan until the participant executes (i) a new election applicable to any grants denominated in Common Stock to be made in years after the year in which the new election is made or (ii) an election not to participate in the Deferred Stock Program for any grants of Common Stock, Restricted Stock or Deferred Stock in future years. New elections made pursuant to clause (i) of the preceding sentence may be made only to the extent permitted under rules and procedures established by the Committee taking into account administrative feasibility and other constraints.

(c) The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock or Restricted Stock that the participant elected to receive as Deferred Stock, or in the case of Deferred Stock, equal to the number of shares subject to the Deferred Stock. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the participant’s Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock. Effective at the conclusion of the 2006 Annual Meeting of Shareholders, any amounts held in a participant’s Deferred Stock Account pursuant to deferrals under the Prior Director Plan shall be treated as invested in the number of shares of Deferred Stock determined by dividing the value of the participant’s Deferred Stock Account on such date by the Fair Market Value of one share of Common Stock on such date. Deferred Stock relating to a Restricted Stock Award shall be subject to the same vesting provisions applicable to the Restricted Stock.

(d) Any election by a participant for his or her Deferred Stock Account to be paid upon his or her separation from service as a member of the Board shall be applied in accordance with Internal Revenue Code section 409A. No separation from service shall be deemed to occur until the participant ceases to serve on any and all of the Board and the board of directors of any other company with respect to which his service as a director began while such other company was a subsidiary of the Company.

(e) Notwithstanding the foregoing, if a participant has elected that distribution be made pursuant to this Section 7 upon the participant’s separation from service, and the participant is a “specified employee” within the meaning of Internal Revenue Code section 409A and the regulations and other guidance thereunder, distribution in the form of a single sum will be made on the last day of the sixth month following the date of the participant’s separation from service.

(f) The Deferred Stock Program shall be administered under such rules and procedures as the Committee may from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program. Notwithstanding anything in this Plan to the contrary, all elections to defer, distributions, and other aspects of the Deferred Stock Program shall be made in accordance with and shall comply with Internal Revenue Code section 409A and any regulations and other guidance thereunder. All election forms are incorporated in and constitute part of the Plan.

Section 8. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time without stockholder approval, including, but not limited to, any amendments necessary to comply with Internal Revenue Code section 409A and any regulations and other guidance thereunder; provided, however, that no amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule or if such amendment would: (i) decrease the grant or exercise price of any Stock Option or a similar Other Stock-Based Award to less than the Fair Market Value on the date of grant (except as contemplated by Section 4); or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, amend the terms of any outstanding Stock Options or similar Other Stock-Based Awards to reduce the exercise price of such Awards or cancel, exchange, buyout or surrender outstanding Stock Options or similar Other Stock-Based Awards in exchange for cash, other awards or Stock Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Stock Options or similar Other Stock-Based Awards. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Award recipients, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 9. Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan, other than Stock Options or stock appreciation rights, earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently, except in the case of Other Stock-Based Awards in which any applicable performance goals have not been achieved, or may be credited to a participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution. In no event may any Award be transferred in exchange for consideration.

Section 11. Unfunded Status Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 12. General Provisions.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c) Nothing in the Plan or in any Award agreement shall confer upon any grantee the right to continued service as a member of the Board.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e) The terms of this Plan shall be binding upon and shall inure to the benefit of any successor to Kraft Foods Inc. and any permitted successors or assigns of a grantee.

(f) Except to the extent pre-empted by Federal law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(g) The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Internal Revenue Code Section 409A or, to the extent subject to Internal Revenue Code Section 409A, comply with Internal Revenue Code Section 409A and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Internal Revenue Code Section 409A in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Internal Revenue Code Section 409A, but the Company shall not be under any obligation to make any such amendment. Nothing in the Plan shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Internal Revenue Code Section 409A, including the tax treatment of any amount paid or award made under the Plan, and neither the Company nor any of its affiliates shall under any circumstances have any liability to any participant or his estate for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Internal Revenue Code Section 409A.

(h) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(i) The Plan was originally approved by stockholders and became effective at the conclusion of the 2006 Annual Meeting of Shareholders. This amendment and restatement of the Plan became effective upon approval by stockholders at the 2011 Annual Meeting of Shareholders. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2021 Annual Meeting of Shareholders, provided that any Awards granted prior to that date may extend beyond it.